Rose, Snyder & Jacobs LLP
ACCOUNTANTS & ADVISORS

January 8, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Cord Blood America Inc's statements included under Item 4.01 of its Form 8-K/A to be filed on January 10, 2014 and we agree with such statements concerning our firm.

Sincerely,

Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP
Encino, California

15821 Ventura Boulevard, Suite 490, Encino, California 91436
Phone: (818) 461-0600 • Fax: (818) 461-0610